Exhibit 99.1

Cohu Reports First Quarter 2025 Results

●	First quarter revenue $96.8 million, approximately 63% recurring

●	Gross margin of 43.7%; non-GAAP gross margin of 44.2%

●	Received multi-unit order for HBM inspection systems

●	Recurring orders increased 28% quarter-over-quarter

POWAY, Calif., May 1, 2025 – Cohu, Inc. (NASDAQ: COHU), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today reported fiscal 2025 first quarter net sales of $96.8 million and GAAP loss of $30.8 million or $0.66 per share. Cohu also reported first quarter 2025 non-GAAP loss of $0.8 million or $0.02 per share.

GAAP Results
(in millions, except per share amounts)	Q1 FY 2025	Q4 FY 2024	Q1 FY 2024

Net sales	$96.8	$94.1	$107.6
Net loss	$(30.8)	$(21.4)	$(14.6)
Net loss per share	$(0.66)	$(0.46)	$(0.31)

Non-GAAP Results
(in millions, except per share amounts)	Q1 FY 2025	Q4 FY 2024	Q1 FY 2024

Net income (loss)	$(0.8)	$(7.1)	$0.6
Net income (loss) share	$(0.02)	$(0.15)	$0.01

Total cash and investments at the end of first quarter 2025 were $200.8 million. Cohu repurchased 432,288 shares of its common stock in the first quarter for an aggregate amount of approximately $8.6 million.

“First quarter 2025 results were in line with guidance, and Cohu landed multiple design-wins and customer expansion with our testers, handlers, inspection systems and interface products. We also signed new customers for AI process monitoring demonstrations of Tignis software,” said Cohu President and CEO Luis Müller. “We are optimistic by the business prospects of our design-wins, pick-up in recurring orders, and expansion into new market segments.”

Cohu expects second quarter 2025 sales to be in a range of $106 million +/- $7 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss first quarter 2025 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on May 1, 2025. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/2pfpsaja

To participate via telephone and join the call live, please register in advance at https://register-conf.media-server.com/register/BI0509b22bd99b4eb8a80f1fa2408181af to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income (loss) and Income (loss) (adjusted earnings) per share, Operating loss, Operating Expense, effective tax rate, net cash per share and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, impairments, reduction of indemnification receivable, acquisition-related costs and associated professional fees, depreciation of purchase accounting adjustments to property, plant and equipment, fair value adjustment to contingent consideration, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding effects of growth in revenue in certain vertical markets and corresponding financial impacts; expectations related to our FY2025 outlook, including quarterly projections; new market entries, product introductions or customer adoptions and corresponding performance metrics or financial impacts; product market projected growth and market sizes and related revenue opportunities; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: new product investments and product enhancements which may not be commercially successful; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; recent erosion in mobile, automotive and industrial market sales; our ability to manage and deliver high quality products and services; failure of sole source contract manufacturer or our ability to manage third-party raw material, component and/or service providers; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is intensely competitive, subject to rapid technological changes, and experiences consolidation of key customers for semiconductor test equipment; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; our relationships with customers may deteriorate; loss of key personnel; risks of using artificial intelligence within Cohu’s product developments and business; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including related economic impacts; levels of debt; access to sufficient capital on reasonable or favorable terms; foreign operations and related currency fluctuations; required or desired accounting charges and the cost or effectiveness of accounting controls; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; significant goodwill and other intangibles as percentage of our total assets; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; risks associated with acquisitions, investments and divestitures such as integration and synergies; constraints related to corporate governance structures; share repurchases and related impacts; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory changes and including environmental or tax law changes; significant volatility in our stock price; the risk of cybersecurity breaches; enforcing or defending intellectual property claims or other litigation.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)
	March 29,	March 30,
	2025 (2)	2024

Net sales	$96,797	$107,614
Cost and expenses:
Cost of sales (excluding amortization)	54,480	58,365
Research and development	23,152	22,336
Selling, general and administrative	30,011	35,082
Amortization of purchased intangible assets	9,852	9,795
Restructuring charges	6,628	9
	124,123	125,587
Loss from operations	(27,326)	(17,973)
Other (expense) income:
Interest expense	(198)	(289)
Interest income	1,613	2,709
Foreign transaction loss	(55)	(541)
Loss on extinguishment of debt	-	(241)
Loss from operations before taxes	(25,966)	(16,335)
Income tax provision (benefit)	4,838	(1,700)
Net loss	$(30,804)	$(14,635)

Loss per share:
Basic:	$(0.66)	$(0.31)
Diluted:	$(0.66)	$(0.31)

Weighted average shares used in computing loss per share: (3)
Basic	46,645	47,134
Diluted	46,645	47,134

(1)	The three-month periods ended March 29, 2025 and March 30, 2024, were both comprised of 13 weeks.
(2)	On January 7, 2025, the Company completed the acquisition of Tignis, Inc. and the results of Tignis’ operations have been included since that date.
(3)	For the three-month periods ended March 29, 2025 and March 30, 2024, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 29,	December 30,
	2025	2024
Assets:
Current assets:
Cash and investments (1)	$200,808	$262,092
Accounts receivable	93,624	91,619
Inventories	139,365	141,861
Other current assets	44,965	38,735
Total current assets	478,762	534,307
Property, plant & equipment, net	76,008	74,786
Goodwill	272,598	234,639
Intangible assets, net	104,748	110,717
Operating lease right of use assets	12,768	13,908
Other assets	30,653	31,058
Total assets	$975,537	$999,415

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$9,490	$633
Current installments of long-term debt	1,163	1,115
Deferred profit	7,077	3,589
Other current liabilities	74,294	79,847
Total current liabilities	92,024	85,184
Long-term debt	7,059	7,052
Non-current operating lease liabilities	9,179	9,893
Other noncurrent liabilities	39,558	40,395
Cohu stockholders’ equity	827,717	856,891
Total liabilities & stockholders’ equity	$975,537	$999,415

(1)	On January 7, 2025, the Company made a cash payment of $34.9 million, net of cash received, to acquire Tignis, Inc.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 29,	December 28,	March 30,
	2025	2024	2024
Loss from operations - GAAP basis (a)	$(27,326)	$(21,627)	$(17,973)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	325	290	227
Research and development (R&D)	1,219	966	834
Selling, general and administrative (SG&A)	4,686	4,025	3,567
	6,230	5,281	4,628
Amortization of purchased intangible assets (c)	9,852	9,753	9,795
Restructuring charges related to inventory adjustments in COS (d)	157	(429)	(4)
Restructuring charges (d)	6,628	5	9
Manufacturing transition and severance costs included in (e):
COS	-	9	-
R&D	-	22	14
SG&A	47	105	1,640
	47	136	1,654
Impairment charge included in SG&A (f)	-	-	966
Reduction of indemnification receivable included in SG&A (g)	-	506	-
Acquisition costs included in SG&A (h)	328	407	174
Depreciation of PP&E step-up included in SG&A (i)	-	-	12
Adjustment to contingent consideration included in SG&A (j)	(1,700)	-	-
Loss from operations - non-GAAP basis (k)	$(5,784)	$(5,968)	$(739)

Net loss - GAAP basis	$(30,804)	$(21,358)	$(14,635)
Non-GAAP adjustments (as scheduled above)	21,542	15,659	17,234
Tax effect of non-GAAP adjustments (l)	8,476	(1,377)	(1,999)
Net income (loss) - non-GAAP basis	$(786)	$(7,076)	$600

GAAP net loss per share - diluted	$(0.66)	$(0.46)	$(0.31)

Non-GAAP net income (loss) per share - diluted (m)	$(0.02)	$(0.15)	$0.01

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies in light of our acquisitions. Restructuring and manufacturing transition costs have been excluded because such expense is not used by management to assess the core profitability of Cohu’s business operations. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Depreciation of PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs and the fair value adjustment to contingent consideration have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(28.2)%, (23.0)% and (16.7)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate the impairment of the Company’s investment in Fraes-und Technologiezentrum GmbH Frasdorf.
(g)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(h)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(i)	To eliminate depreciation of PP&E step up charges related to the acquisitions.
(j)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Tignis.
(k)	(6.0)%, (6.3)% and (0.7)% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

The three months ended March 30, 2024, was computed using 47,606 shares outstanding, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were calculated using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	March 29,	December 28,	March 30,
	2025	2024	2024

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$42,317	$39,466	$49,249
Non-GAAP adjustments to cost of sales (as scheduled above)	482	(130)	223
Gross profit - Non-GAAP basis	$42,799	$39,336	$49,472

As a percentage of net sales:
GAAP gross profit	43.7%	41.9%	45.8%
Non-GAAP gross profit	44.2%	41.8%	46.0%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$(30,804)	$(21,358)	$(14,635)
Income tax provision (benefit)	4,838	2,055	(1,700)
Interest expense	198	99	289
Interest income	(1,613)	(2,325)	(2,709)
Amortization of purchased intangible assets	9,852	9,753	9,795
Depreciation	3,232	3,196	3,429
Amortization of cloud-based software implementation costs (2)	709	709	709
Loss on extinguishment of debt	-	-	241
Other non-GAAP adjustments (as scheduled above)	11,690	5,906	7,427
Adjusted EBITDA	$(1,898)	$(1,965)	$2,846

As a percentage of net sales:
Net income - GAAP Basis	(31.8)%	(22.7)%	(13.6)%
Adjusted EBITDA	(2.0)%	(2.1)%	2.6%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$69,643	$61,093	$67,222
Non-GAAP adjustments to operating expenses (as scheduled above)	(21,060)	(15,789)	(17,011)
Operating Expenses - Non-GAAP basis	$48,583	$45,304	$50,211

(1)	Excludes amortization of purchased intangibles of $7,559, $7,483 and $7,522 for the three months ending March 29, 2025, December 28, 2024 and March 30, 2024, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.